EXHIBIT 99.1

                                  NEWS RELEASE

FOR IMMEDIATE RELEASE                           FOR FURTHER INFORMATION CONTACT:
DECEMBER 10, 2004                                    MICHAEL L. BOWLIN, CHAIRMAN
                                                                  (505) 266-5985
                                                RUDY R. MILLER, CHAIRMAN AND CEO
                                                                THE MILLER GROUP
                                              INVESTOR RELATIONS FOR THE COMPANY
                                                                  (602) 225-0504

                   BOWLIN TRAVEL CENTERS REPORT THIRD QUARTER
                     AND NINE MONTH RESULTS FOR FISCAL 2005

ALBUQUERQUE, NEW MEXICO, DECEMBER 10, 2004 -- BOWLIN TRAVEL CENTERS, INC. (OTCBB: BWTL) today reported net sales of $5.643 million for the three months ended October 31, 2004, an increase of 8.9% compared to the prior year period when net sales were $5.182 million. Net income for the three months ended October 31, 2004 was $23,000 compared to $24,000 for the same prior year period. Earnings per share for both the three months ended October 31, 2004 and October 31, 2003 was $0.005 per basic and diluted share.

Net sales for the nine-month period were $18.113 million, an increase of 9.4% compared to the prior year nine-month period when net sales were $16.561 million. Net income of $384,000 for the current year, nine-month period was off 6.8% compared to net income of $412,000 in the prior year nine-month period ended October 31, 2003. Earnings per basic and diluted share for the first nine months of fiscal year 2005 was $0.084 versus $0.090 per basic and diluted share in the prior year period.

"We are pleased with our overall performance for the nine months ended October 31, 2004," said Michael L. Bowlin, chairman and chief executive officer. "The continuation of our sales incentive program in conjunction with providing management support at each location has proven to be a successful part of the increase to net sales and gross profit.

"Net income for the nine months ended October 31, 2004 was primarily affected by the decline in other non-operating income of 42.5%."

       CERTAIN STATEMENTS CONTAINED HEREIN WITH RESPECT TO FACTORS WHICH MAY AFFECT FUTURE EARNINGS, INCLUDING MANAGEMENT'S BELIEFS AND ASSUMPTIONS BASED ON INFORMATION CURRENTLY AVAILABLE, ARE FORWARD-LOOKING STATEMENTS MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS THAT ARE NOT HISTORICAL FACTS INVOLVE RISKS AND UNCERTAINTIES, AND RESULTS COULD VARY MATERIALLY FROM THE DESCRIPTIONS CONTAINED HEREIN. FOR MORE DETAILS ON RISK FACTORS, SEE THE COMPANY'S ANNUAL REPORTS ON FORM 10-K, QUARTERLY REPORTS ON FORM 10-Q AND OTHER FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

                            FINANCIAL TABLES FOLLOW:

                        The following tables outline the
                       company's financial results for the
                          third quarter of fiscal 2005.

                Condensed Balance Sheets and Statements of Income

                                  BALANCE SHEET

(IN THOUSANDS)                                        October 31    January 31,
                                                         2004          2004
                                                     (Unaudited)
                                                     -----------    -----------

Cash and cash equivalents                            $     2,161    $     2,240

Other current assets                                       3,780          3,891
                                                     -----------    -----------

       Total Current Assets                                5,941          6,131

Property and equipment, net                               12,321         10,431

Other assets                                                 715            894
                                                     -----------    -----------

       Total Assets                                  $    18,977    $    17,456
                                                     ===========    ===========


Liability and Shareholders' Equity

Current liabilities                                  $     2,429    $     2,340

Long-term debt                                             4,251          3,369

Deferred income taxes                                        794            793

Deferred revenue, long term                                  165             --
                                                     -----------    -----------

       Total Liabilities                                   7,639          6,502


Shareholders' equity                                      11,338         10,954
                                                     -----------    -----------

Total Liabilities and Shareholders' Equity           $    18,977    $    17,456
                                                     ===========    ===========


                                                                        more....

                         CONDENSED STATEMENTS OF INCOME
                                   (UNAUDITED)
                 (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                 Three Months Ended            Nine Months Ended
                                                     October 31                   October 31,
                                             --------------------------   ---------------------------
                                                  2004          2003            2004           2003
                                             --------------------------   ---------------------------
Net sales                                    $     5,643    $     5,182    $    18,113    $    16,561

Cost of goods sold                                (3,716)        (3,384)       (11,716)       (10,583)

General and administrative expenses               (1,693)        (1,587)        (5,209)        (4,831)

Depreciation and amortization                       (175)          (177)          (524)          (515)
                                             -----------    -----------    -----------    -----------

Income from operations                                59             34            664            632

Interest expense                                     (49)           (46)          (138)          (141)

Other non-operating income, net                       32             52            104            181
                                             -----------    -----------    -----------    -----------

Income before income taxes                            42             40            630            672

Income tax expense                                   (19)           (16)          (246)          (260)
                                             -----------    -----------    -----------    -----------


Net income                                   $        23    $        24    $       384    $       412
                                             ===========    ===========    ===========    ===========

Earnings per share:
Basic and diluted                            $     0.005    $     0.005    $     0.084    $     0.090
                                             ===========    ===========    ===========    ===========

Weighted average common shares outstanding     4,583,348      4,583,348      4,583,348      4,583,348
                                             ===========    ===========    ===========    ===========


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